FORM 4 - JOINT FILER INFORMATION - EXHIBIT 99


1.	Name and Address of
Reporting Person:

	VFC Capital Inc.  1025 W. NASA Boulevard
Melbourne, FL  32919

	Name of Designated Filer:

	Harris
Corporation

2.	Date of Event Requiring Statement:

	August 12,
2003

3.	Issuer Name and Ticker or Trading Symbol:

	AirNet
Communications Corporation (NASDAQ:  ANCC)

VFC CAPITAL, INC.


/s/
Scott T. Mikuen		               August 13, 2003
Signature of Reporting
Person	    Date
Name:  Scott T. Mikuen
Title:  Assistant Secretary